Exhibit 10.2

Summary of BSAAR Plans

Redeemable share warrants or BSAAR (bons de souscription et/ou d’acquisition d’actions remboursables) are purchased by the holders and entitle each holder to subscribe for new shares and/or purchase existing shares of our Company at an exercise price set at the time of grant. They can be redeemed by our Company as further set out below.

Administration. Pursuant to delegations granted at our general meeting of the shareholders, our board of directors determines (and formerly our executive board (directoire) determined) the list of the beneficiaries, the granting dates, the purchase price, the exercise price, the number of BSAAR granted and the terms and conditions of the BSAAR, including the number of shares underlying each BSAAR and their exercise period.

Grants. Our BSAAR were granted to members of our former executive board and employees of our Company. A total of 118,677 BSAAR has been granted and a total of 73,517 BSAAR has been purchased by the beneficiaries under five (5) plans, in 2014 and 2016 (BSAAR 2014-A, BSAAR 2014-B, BSAAR 2014-C, BSAAR 2016-A and BSAAR 2016-B), with different terms and conditions as set out below.

Underlying shares. The securities to which our BSAAR give right are new ordinary shares of our Company. The number of ordinary shares to which each BSAAR gives right is one point zero three (1,03) new ordinary share.

The number of ordinary shares to which each BSAAR gives right can be adjusted, upwards or downwards, as a result of certain corporate transactions, such as rights issues.

Standard terms. Our BSAAR are exercisable by fraction of a number of redeemable warrants equal to one third (1/3) of the number of BSAAR of each plan held by each beneficiary.

Exercise of the BSAAR is subject to the effective presence of the beneficiary in our Company or one of our controlled subsidiaries at the date of the receipt of the exercise request accompanied by payment of the exercise price.

The BSAAR 2014-A, BSAAR 2014-B and BSAAR 2014-C have been issued at a price of €5.61 and at an exercise price of €23.50 per BSAAR.

There are no performance conditions associated with the benefit of the BSAAR granted pursuant to our 2014 BSAAR plan.

The BSAAR 2016-A and BSAAR 2016-B have been issued at a price of €4.60 and at an exercise price of €23.50 per BSAAR.

The exercise of the BSAAR 2016-A is subject to a performance condition: “our Company should have, at the date it receives the exercise notice accompanied by the payment of the exercise price, the financial means to carry out its research and development programs, and at the least, its development program for Elafibranor in NASH, until at least the end of 2018”.

The exercise of the BSAAR 2016-B is also subject to a performance condition: “our Company should have published, on the date it receives the exercise notice accompanied by the exercise price, the main results of the RESOLVE-IT clinical trial for which it is the sponsor”.

These performance conditions are assessed by our board of directors.

Redemption at the option of the Company. Our Company may, at its sole discretion, from the date of issue of the BSAAR and up to the end of the exercise period of the BSAAR, repay all or part of the outstanding BSAAR at a price of €0.01; however, such redemption will only be possible if the arithmetic average, calculated over 10 consecutive trading days among the 20 trading days preceding the notification of the redemption (as such date appears on the postmark), of the closing prices of the Company’s shares multiplicated by the exercise ratio in effect at this date, exceeds either (i) €94, i.e. 400% of the exercise price of BSAAR 2014 or (ii) €47, i.e. 200% of the exercise price of the BSAAR 2016.

Exercise periods. The exercise periods of our BSAAR plans are:

Exercise period
BSAAR 2014-A	September 15, 2015 to September 15, 2018
BSAAR 2014-B	September 15, 2015 to May 4, 2019
BSAAR 2014-C	September 15, 2015 to July 1st, 2019
BSAAR 2016-A	January 1st, 2018 to July 27, 2020
BSAAR 2016-B	August 1st, 2018 to July 27, 2020

If a BSAAR has not been exercised at the end of its exercise period, it becomes void.